UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2006

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

35-12880 Railway Avenue, Richmond, BC V7E 6G4
(Address of principal executive offices and Zip Code)

604-275-6519
Registrant's telephone number, including area code

Alton Ventures Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03.           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2006, we changed our name from “Alton Ventures Inc.” to “Arkanova Energy Corporation.” The name change was effected by merging Arkanova Energy Corporation, our wholly-owned subsidiary that was incorporated for the sole purpose of effecting the merger, with and into our company, with our company carrying on as the surviving corporation under the new name “Arkanova Energy Corporation.” We changed the name of our company in anticipation of closing the Agreement and Plan of Merger dated October 20, 2006, among our company, Arkanova Acquisition Corp. and Arkanova Energy, Inc.

In addition, we effected a forward stock split of our authorized, issued and outstanding common stock on November 1, 2006, whereby each share of common stock prior to the stock split was equal to two shares of common stock after the effective date of the stock split. As a result, our authorized capital increased from 500,000,000 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 10,810,000 shares of common stock to 21,620,000 shares of common stock.

Item 7.01.           Regulation FD Disclosure.

The name change and forward stock split became effective with the NASD’s Over-the-Counter Bulletin Board at the opening of the market on November 1, 2006 under our new stock symbol “AKVA”. Our new CUSIP number is 040732 10 9.

Item 9.01.           Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on October 17, 2006.

99.2	Certificate of Change filed with the Secretary of State of Nevada on October 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

By:	/s/ Brian Doutaz
Brian Doutaz, President

Dated: November 1, 2006